Exhibit 99.1

PRESS RELEASE

Contact Information:

Maggie Kofkoff, CFA

Media & Investor Relations

(317) 713-7644

mkofkoff@kiterealty.com

KITE REALTY GROUP TRUST ANNOUNCES REDEMPTION OF 8.25% SERIES A CUMULATIVE PERPETUAL PREFERRED SHARES

INDIANAPOLIS, IN, October 30, 2015 — Kite Realty Group Trust (NYSE:KRG) (the “Company”) today announced that it intends to redeem all 4,100,000 outstanding shares of its 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) on December 7, 2015 (the “Redemption Date”).  The Series A Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus the amount equal to all dividends accrued and unpaid per share from December 2, 2015, up to, but not including, the Redemption Date.

Dividends on the Series A Preferred Shares will cease to accrue on the Redemption Date.  Upon redemption, the Series A Preferred Shares will no longer be outstanding, and all rights of the holders will terminate, except the right of the holders to receive, from and after the Redemption Date, the redemption price, without interest. Upon redemption, the Series A Preferred Shares will be delisted from trading on the New York Stock Exchange on the Redemption Date.

All Series A Preferred Shares are held in book-entry form through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Payment to DTC for the Series A Preferred Shares will be made by Broadridge Corporate Issuer Solutions, Inc. as redemption agent.

The address for the redemption agent is as follows:

Broadridge Corporate Issuer Solutions, Inc.

51 Mercedes Way, Edgewood, New York, 11717

Attention: Reorg Dept.

E-mail: shareholder@broadridge.com

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of September 30, 2015, the Company owned interests in a portfolio of 124 operating, development and redevelopment properties totaling approximately 24 million total square feet across 22 states. For more information, please visit the Company’s website at www.kiterealty.com.

Safe Harbor

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development, joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Florida, Indiana and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.